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                                                                   EXHIBIT 21.1


                            RENEX CORP. SUBSIDIARIES


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                                                                   STATE OF                YEAR OF
                           NAME                                  INCORPORATION           INCORPORATION
----------------------------------------------------------- ------------------------ ------------------------
Renex Dialysis Clinic of University City, Inc.              Missouri                          1993
Renex Dialysis Clinic of  Pittsburgh, Inc.                  Pennsylvania                      1993
Renex Corp.                                                 Texas                             1993
Renex Dialysis Clinic of  Tampa, Inc.                       Florida                           1994
Renex Dialysis Clinic of  Creve Couer, Inc.                 Missouri                          1994
Renex Dialysis Homecare of Greater St. Louis, Inc.          Missouri                          1994
Renex Dialysis Clinic of  Amesbury, Inc.                    Massachusetts                     1994
Renex Dialysis Clinic of  Bridgeton, Inc.                   Missouri                          1995
Renex Dialysis Clinic of  Philadelphia, Inc.                Pennsylvania                      1995
Renex Dialysis Homecare of Tampa, Inc.                      Florida                           1995
Renex Dialysis Clinic of  Woodbury, Inc.                    New Jersey                        1995
Renex Dialysis Facilities, Inc.                             Mississippi                       1990
Renex Dialysis Clinic of  Orange, Inc.                      New Jersey                        1996
Renex Dialysis Clinic of  Bloomfield, Inc.                  New Jersey                        1996
Renex Dialysis Clinic of  North Andover, Inc.               Massachusetts                     1996
Renex National Homecare, Inc.                               Florida                           1997
Renex Dialysis Clinic of Union, Inc.                        Missouri                          1997
Dialysis Services of Atlanta, Inc.                          Georgia                           1997
Renex Management Services, Inc.                             Florida                           1997
Renex Dialysis Clinic of  Maplewood, Inc.                   Missouri                          1997
Renex Dialysis Clinic of  South Georgia, Inc.               Georgia                           1998



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